WELLS FARGO  & COMPANY 8-K

Exhibit 4.1

[Face of Note]

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

CUSIP NO. 95001BCE2	FACE AMOUNT: $_______
REGISTERED NO. ___

WELLS FARGO  & COMPANY

MEDIUM-TERM NOTE, SERIES S

Due Nine Months or More From Date of Issue

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S &P 500® Index, the EURO STOXX 50® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due January 27, 2021

WELLS FARGO  & COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co., or registered assigns, an amount equal to the Maturity Payment Amount (as defined below), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, on the Stated Maturity Date. The “Initial Stated Maturity Date” shall be January 27, 2021. If the Calculation Day (as defined below) is not postponed, the Initial Stated Maturity Date will be the “Stated Maturity Date.” If the Calculation Day is postponed, the “Stated Maturity Date” shall be the later of (i) the Initial Stated Maturity Date and (ii) three Business Days (as defined below) after the last Calculation Day as postponed. This Security shall not bear any interest.

Any payments on this Security at Maturity will be made against presentation of this Security at the office or agency of the Company maintained for that purpose in the City of Minneapolis, Minnesota and at any other office or agency maintained by the Company for such purpose.

“Face Amount” shall mean, when used with respect to this Security, the amount set forth on the face of this Security as its “Face Amount.”

Determination of Maturity Payment Amount

The “Maturity Payment Amount” of this Security will equal:

●	if the Ending Value of the Lowest Performing Market Measure is greater than or equal to its Threshold Value: the Face Amount plus the Contingent Fixed Return; or
●	if the Ending Value of the Lowest Performing Market Measure is less than its Threshold Value: the Face Amount plus:
Face Amount x	Market Measure Performance of the Lowest Performing Market Measure + Buffer Amount

All calculations with respect to the Maturity Payment Amount will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.000005 would be rounded to 0.00001); and the Maturity Payment Amount will be rounded to the nearest cent, with one-half cent rounded upward.

“Market Measure” shall mean each of the Russell 2000® Index, the S &P 500® Index, the EURO STOXX® 50 Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF.

The “Pricing Date” shall mean January 22, 2019.

The “Starting Value” means, with respect to the Russell 2000 Index is 1482.501, its Closing Value on January 18, 2019, with respect to the S &P 500 Index is 2670.71, its Closing Value on January 18, 2019, with respect to the EURO STOXX 50 Index is 3134.92, its Closing Value on January 18, 2019, with respect to the iShares MSCI EAFE ETF is $62.08, its Closing Value on January 18, 2019, and with respect to the iShares MSCI Emerging Markets ETF is $41.55, its Closing Value on January 18, 2019.

The “Lowest Performing Market Measure” will be the Market Measure with the lowest Market Measure Performance as measured from its Starting Value to its Ending Value.

The “Market Measure Performance” with respect to a Market Measure is the percentage change from its Starting Value to its Ending Value, measured as follows:

Ending Value – Starting Value
Starting Value

The “Closing Value” means, with respect to an Index on any Trading Day, its Closing Level on that Trading Day, and with respect to a Fund on any Trading Day, its Fund Closing Price on that Trading Day.

“Index” shall mean each of the Russell 2000® Index, the S &P 500® Index and the EURO STOXX® 50 Index.

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“Fund” shall mean each of the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF.

The “Closing Level” with respect to an Index on any Trading Day means the official closing level of that Index reported by the relevant Index Sponsor on such Trading Day, as obtained by the Calculation Agent on such Trading Day from the licensed third-party market data vendor contracted by the Calculation Agent at such time; in particular, taking into account the decimal precision and/or rounding convention employed by such licensed third-party market data vendor on such date, subject to the provisions set forth below under “Adjustments to an Index,” “Discontinuance of an Index” and “Market Disruption Events.”

The “Fund Closing Price” with respect to a Fund on any Trading Day means the product of (i) the Closing Price of one share of such Fund (or one unit of any other security for which a Fund Closing Price must be determined) on such Trading Day and (ii) the Adjustment Factor applicable to such Fund on such Trading Day.

The “Closing Price” for one share of a Fund (or one unit of any other security for which a Closing Price must be determined) on any Trading Day means the official closing price on such day published by the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such Fund (or any such other security) is listed or admitted to trading.

The “Adjustment Factor” means, with respect to a share of a Fund (or one unit of any other security for which a Fund Closing Price must be determined), 1.0, subject to adjustment in the event of certain events affecting the shares of such Fund. See “Anti-dilution Adjustments Relating To A Fund; Alternate Calculation” below”.

The “Ending Value” of a Market Measure will be its Closing Value on the Calculation Day.

The “Threshold Value” with respect to the Russell 2000 Index is 1186.0008, which is equal to 80% of its Starting Value, with respect to the S &P 500 Index is 2136.568, which is equal to 80% of its Starting Value, with respect to the EURO STOXX 50 Index is 2507.936, which is equal to 80% of its Starting Value, with respect to the iShares MSCI EAFE ETF is $49.664, which is equal to 80% of its Starting Value, and with respect to the iShares MSCI Emerging Markets ETF is $33.24, which is equal to 80% of its Starting Value.

The “Contingent Fixed Return” is 19% of the Face Amount of this Security.

The “Buffer Amount” is 20%.

“Index Sponsor” shall mean the sponsor or publisher of an Index.

“Business Day” shall mean a day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York.

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A “Trading Day” with respect to the S &P 500 Index or the Russell 2000 Index means a day, as determined by the Calculation Agent, on which (i) the Relevant Stock Exchanges with respect to each security underlying such Index are scheduled to be open for trading for their respective regular trading sessions and (ii) each Related Futures or Options Exchange with respect to such Index is scheduled to be open for trading for its regular trading session.

A “Trading Day” with respect to the EURO STOXX 50 Index means a day, as determined by the Calculation Agent, on which (i) the relevant Index Sponsor is scheduled to publish the level of the EURO STOXX 50 Index and (ii) each Related Futures or Options Exchange with respect to the EURO STOXX 50 Index is scheduled to be open for trading for its regular trading session.

The “Related Futures or Options Exchange” for an Index means an exchange or quotation system where trading has a material effect (as determined by the Calculation Agent) on the overall market for futures or options contracts relating to such Index.

The “Relevant Stock Exchange” for any security underlying an Index means the primary exchange or quotation system on which such security is traded, as determined by the Calculation Agent.

A “Trading Day” with respect to a Fund means a day, as determined by the Calculation Agent, on which the Relevant Stock Exchange and each Related Futures or Options Exchange with respect to such Fund or any successor thereto, if applicable, are scheduled to be open for trading for their respective regular trading sessions.

The “Relevant Stock Exchange” for a Fund means the primary exchange or quotation system on which shares (or other applicable securities) of such Fund are traded, as determined by the Calculation Agent.

The “Related Futures or Options Exchange” for a Fund means each exchange or quotation system where trading has a material effect (as determined by the Calculation Agent) on the overall market for futures or options contracts relating to such Fund.

The “Calculation Day” shall be January 22, 2021. If such day is not a Trading Day with respect to any Market Measure, the Calculation Day for each Market Measure will be postponed to the next succeeding day that is a Trading Day with respect to each Market Measure. The Calculation Day for a Market Measure is also subject to postponement due to the occurrence of a Market Disruption Event (as defined below) with respect to that Market Measure. If a Market Disruption Event occurs or is continuing with respect to a Market Measure on the Calculation Day, such Calculation Day for such Market Measure will be postponed to the first succeeding Trading Day for such Market Measure on which a Market Disruption Event for such Market Measure has not occurred and is not continuing; however, if such first succeeding Trading Day has not occurred as of the eighth Trading Day for such Market Measure after the originally scheduled Calculation Day, that eighth Trading Day shall be deemed to be the Calculation Day for such Market Measure. If the Calculation Day has been postponed eight Trading Days for a Market Measure after the originally scheduled Calculation Day and a Market Disruption Event

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occurs or is continuing with respect to such Market Measure on such eighth Trading Day, the Calculation Agent will determine the Closing Value of such Market Measure on such eighth Trading Day (i) in the case of an Index, in accordance with the formula for and method of calculating the Closing Level of such Index last in effect prior to commencement of the Market Disruption Event, using the closing price (or, with respect to any relevant security, if a Market Disruption Event has occurred with respect to such security, its good faith estimate of the value of such security at (a) with respect to the S &P 500 Index or the Russell 2000 Index, the Scheduled Closing Time of the Relevant Stock Exchange for such security or, if earlier, the actual closing time of the regular trading session of such Relevant Stock Exchange or (b) with respect to the EURO STOXX 50 Index, the time at which the official closing level of such Index is calculated and published by the relevant Index Sponsor) on such date of each security included in such Index and (ii) in the case of a Fund, based on its good faith estimate of the value of the shares (or other applicable securities) of such Fund as of the close of trading on such date. As used in clause (i) of the immediately preceding sentence, “closing price” means, with respect to any security on any date, the Relevant Stock Exchange traded or quoted price of such security as of (a) with respect to the S &P 500 Index or the Russell 2000 Index, the Scheduled Closing Time of the Relevant Stock Exchange for such security or, if earlier, the actual closing time of the regular trading session of such Relevant Stock Exchange or (b) with respect to the EURO STOXX 50 Index, the time at which the official closing level of such Index is calculated and published by the relevant Index Sponsor. Notwithstanding the postponement of the Calculation Day for a particular Market Measure due to a Market Disruption Event with respect to such Market Measure on the Calculation Day, the originally scheduled Calculation Day will remain the Calculation Day for any Market Measure not affected by a Market Disruption Event on such day. See “—Market Disruption Events.”

“Calculation Agent Agreement” shall mean the Calculation Agent Agreement dated as of January 24, 2018 between the Company and the Calculation Agent, as amended from time to time.

“Calculation Agent” shall mean the Person that has entered into the Calculation Agent Agreement with the Company providing for, among other things, the determination of the Ending Value and the Maturity Payment Amount, which term shall, unless the context otherwise requires, include its successors under such Calculation Agent Agreement. The initial Calculation Agent shall be Wells Fargo Securities, LLC. Pursuant to the Calculation Agent Agreement, the Company may appoint a different Calculation Agent from time to time after the initial issuance of this Security without the consent of the Holder of this Security and without notifying the Holder of this Security.

Adjustments To An Index

If at any time the method of calculating an Index or a Successor Equity Index, or the closing level thereof, is changed in a material respect, or if an Index or a Successor Equity Index is in any other way modified so that such index does not, in the opinion of the Calculation Agent, fairly represent the level of such index had those changes or modifications not been made, then the Calculation Agent will, at the close of business in New York, New York, on each date that the closing level of such index is to be calculated, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a level

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of an index comparable to such Index or Successor Equity Index as if those changes or modifications had not been made, and the Calculation Agent will calculate the closing level of such Index or Successor Equity Index with reference to such index, as so adjusted. Accordingly, if the method of calculating an Index or Successor Equity Index is modified so that the level of such index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split or reverse split in such equity index), then the Calculation Agent will adjust such Index or Successor Equity Index in order to arrive at a level of such index as if it had not been modified (e.g., as if the split or reverse split had not occurred).

Discontinuance Of An Index

If an Index Sponsor discontinues publication of an Index, and such Index Sponsor or another entity publishes a successor or substitute equity index that the Calculation Agent determines, in its sole discretion, to be comparable to such Index (a “Successor Equity Index”), then, upon the Calculation Agent’s notification of that determination to the Trustee and the Company, the Calculation Agent will substitute the Successor Equity Index as calculated by the relevant Index Sponsor or any other entity and calculate the Ending Value of such Index as described above. Upon any selection by the Calculation Agent of a Successor Equity Index, the Company will cause notice to be given to the Holder of this Security.

In the event that an Index Sponsor discontinues publication of an Index prior to, and the discontinuance is continuing on, the Calculation Day and the Calculation Agent determines that no Successor Equity Index is available at such time, the Calculation Agent will calculate a substitute Closing Level for such Index in accordance with the formula for and method of calculating such Index last in effect prior to the discontinuance, but using only those securities that comprised such Index immediately prior to that discontinuance. If a Successor Equity Index is selected or the Calculation Agent calculates a level as a substitute for such Index, the Successor Equity Index or level will be used as a substitute for such Index for all purposes, including the purpose of determining whether a Market Disruption Event exists.

If on the Calculation Day an Index Sponsor fails to calculate and announce the level of an Index, the Calculation Agent will calculate a substitute Closing Level of such Index in accordance with the formula for and method of calculating such Index last in effect prior to the failure, but using only those securities that comprised such Index immediately prior to that failure; provided that, if a Market Disruption Event occurs or is continuing on such day with respect to such Index, then the provisions set forth above under the definition of “Calculation Day” shall apply in lieu of the foregoing.

Market Disruption Events

A “Market Disruption Event” with respect to the S &P 500 Index or the Russell 2000 Index means any of the following events as determined by the Calculation Agent in its sole discretion:

(A)	The occurrence or existence of a material suspension of or limitation imposed on trading by the Relevant Stock Exchanges or otherwise relating to securities which then comprise 20% or more of the level of such Index or any Successor Equity
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Index at any time during the one-hour period that ends at the Close of Trading on that day, whether by reason of movements in price exceeding limits permitted by those Relevant Stock Exchanges or otherwise.
(B)	The occurrence or existence of a material suspension of or limitation imposed on trading by any Related Futures or Options Exchange or otherwise in futures or options contracts relating to such Index or any Successor Equity Index on any Related Futures or Options Exchange at any time during the one-hour period that ends at the Close of Trading on that day, whether by reason of movements in price exceeding limits permitted by the Related Futures or Options Exchange or otherwise.
(C)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, securities that then comprise 20% or more of the level of such Index or any Successor Equity Index on their Relevant Stock Exchanges at any time during the one-hour period that ends at the Close of Trading on that day.
(D)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to such Index or any Successor Equity Index on any Related Futures or Options Exchange at any time during the one-hour period that ends at the Close of Trading on that day.
(E)	The closure on any Exchange Business Day of the Relevant Stock Exchanges on which securities that then comprise 20% or more of the level of such Index or any Successor Equity Index are traded or any Related Futures or Options Exchange with respect to such Index or any Successor Equity Index prior to its Scheduled Closing Time unless the earlier closing time is announced by the Relevant Stock Exchange or Related Futures or Options Exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such Relevant Stock Exchange or Related Futures or Options Exchange, as applicable, and (2) the submission deadline for orders to be entered into the Relevant Stock Exchange or Related Futures or Options Exchange, as applicable, system for execution at such actual closing time on that day.
(F)	The Relevant Stock Exchange for any security underlying such Index or Successor Equity Index or any Related Futures or Options Exchange with respect to such Index or Successor Equity Index fails to open for trading during its regular trading session.
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For purposes of determining whether a Market Disruption Event has occurred with respect to the S &P 500 Index or the Russell 2000 Index:

(1)	the relevant percentage contribution of a security to the level of such Index or any Successor Equity Index will be based on a comparison of (x) the portion of the level of such Index attributable to that security and (y) the overall level of such Index or Successor Equity Index, in each case immediately before the occurrence of the Market Disruption Event;
(2)	the “Close of Trading” on any Trading Day for such Index or any Successor Equity Index means the Scheduled Closing Time of the Relevant Stock Exchanges with respect to the securities underlying such Index or Successor Equity Index on such Trading Day; provided that, if the actual closing time of the regular trading session of any such Relevant Stock Exchange is earlier than its Scheduled Closing Time on such Trading Day, then (x) for purposes of clauses (A) and (C) of the definition of “Market Disruption Event” above, with respect to any security underlying such Index or Successor Equity Index for which such Relevant Stock Exchange is its Relevant Stock Exchange, the “Close of Trading” means such actual closing time and (y) for purposes of clauses (B) and (D) of the definition of “Market Disruption Event” above, with respect to any futures or options contract relating to such Index or Successor Equity Index, the “Close of Trading” means the latest actual closing time of the regular trading session of any of the Relevant Stock Exchanges, but in no event later than the Scheduled Closing Time of the Relevant Stock Exchanges;
(3)	the “Scheduled Closing Time” of any Relevant Stock Exchange or Related Futures or Options Exchange on any Trading Day for such Index or any Successor Equity Index means the scheduled weekday closing time of such Relevant Stock Exchange or Related Futures or Options Exchange on such Trading Day, without regard to after hours or any other trading outside the regular trading session hours; and
(4)	an “Exchange Business Day” means any Trading Day for such Index or any Successor Equity Index on which each Relevant Stock Exchange for the securities underlying such Index or any Successor Equity Index and each Related Futures or Options Exchange with respect to such Index or any Successor Equity Index are open for trading during their respective regular trading sessions, notwithstanding any such Relevant Stock Exchange or Related Futures or Options Exchange closing prior to its Scheduled Closing Time.

A “Market Disruption Event” with respect to the EURO STOXX 50 Index means any of (A), (B), (C) or (D) below, as determined by the Calculation Agent in its sole discretion:

(A)	Any of the following events occurs or exists with respect to any security included in such Index or any Successor Equity Index, and the aggregate of all securities included in such Index or Successor Equity Index with respect to which any such event occurs comprise 20% or more of the level of such Index or Successor Equity Index;
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●	a material suspension of or limitation imposed on trading by the Relevant Stock Exchange for such security or otherwise at any time during the one-hour period that ends at the Scheduled Closing Time for the Relevant Stock Exchange for such security on that day, whether by reason of movements in price exceeding limits permitted by the Relevant Stock Exchange or otherwise;
●	any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, such security on its Relevant Stock Exchange at any time during the one-hour period that ends at the Scheduled Closing Time for the Relevant Stock Exchange for such security on that day; or
●	the closure on any Exchange Business Day of the Relevant Stock Exchange for such security prior to its Scheduled Closing Time unless the earlier closing is announced by such Relevant Stock Exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such Relevant Stock Exchange and (ii) the submission deadline for orders to be entered into the Relevant Stock Exchange system for execution at the Scheduled Closing Time for such Relevant Stock Exchange on that day.
(B)	Any of the following events occurs or exists with respect to futures or options contracts relating to such Index or any Successor Equity Index:
●	a material suspension of or limitation imposed on trading by any Related Futures or Options Exchange or otherwise at any time during the one-hour period that ends at the close of trading on such Related Futures or Options Exchange on that day, whether by reason of movements in price exceeding limits permitted by the Related Futures or Options Exchange or otherwise;
●	any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to such Index or Successor Equity Index on any Related Futures or Options Exchange at any time during the one-hour period that ends at the close of trading on such Related Futures or Options Exchange on that day; or
●	the closure on any Exchange Business Day of any Related Futures or Options Exchange prior to its Scheduled Closing Time unless the earlier closing time is announced by such Related Futures or Options Exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such Related Futures or Options Exchange and (ii) the submission deadline for orders to be entered into the Related Futures or Options Exchange system for execution at the close of trading for such Related Futures or Options Exchange on that day.
(C)	The relevant Index Sponsor fails to publish the level of such Index or any
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Successor Equity Index (other than as a result of the relevant Index Sponsor having discontinued publication of such Index or Successor Equity Index and no Successor Equity Index being available).
(D)	Any Related Futures or Options Exchange fails to open for trading during its regular trading session.

For purposes of determining whether a Market Disruption Event has occurred with respect to the EURO STOXX 50 Index:

(1)	the relevant percentage contribution of a security included in such Index or any Successor Equity Index to the level of such Index will be based on a comparison of (x) the portion of the level of such index attributable to that security to (y) the overall level of such index, in each case using the official opening weightings as published by the relevant Index Sponsor as part of the market opening data;
(2)	the “Scheduled Closing Time” of any Relevant Stock Exchange or Related Futures or Options Exchange on any Trading Day means the scheduled weekday closing time of such Relevant Stock Exchange or Related Futures or Options Exchange on such Trading Day, without regard to after hours or any other trading outside the regular trading session hours; and
(3)	an “Exchange Business Day” means any Trading Day on which (i) the relevant Index Sponsor publishes the level of such Index or any Successor Equity Index and (ii) each Related Futures or Options Exchange is open for trading during its regular trading session, notwithstanding any Related Futures or Options Exchange closing prior to its Scheduled Closing Time.

A “Market Disruption Event” means, with respect to a Fund, any of the following events as determined by the Calculation Agent in its sole discretion:

(A)	The occurrence or existence of a material suspension of or limitation imposed on trading by the Relevant Stock Exchange or otherwise relating to the shares (or other applicable securities) of such Fund or any Successor Fund (as defined below) on the Relevant Stock Exchange at any time during the one-hour period that ends at the Close of Trading on such day, whether by reason of movements in price exceeding limits permitted by such Relevant Stock Exchange or otherwise.
(B)	The occurrence or existence of a material suspension of or limitation imposed on trading by any Related Futures or Options Exchange or otherwise in futures or options contracts relating to the shares (or other applicable securities) of such Fund or any Successor Fund on any Related Futures or Options Exchange at any time during the one-hour period that ends at the Close of Trading on that day, whether by reason of movements in price exceeding limits permitted by the Related Futures or Options Exchange or otherwise.
(C)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect
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transactions in, or obtain market values for, shares (or other applicable securities) of such Fund or any Successor Fund on the Relevant Stock Exchange at any time during the one-hour period that ends at the Close of Trading on that day.
(D)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to shares (or other applicable securities) of such Fund or any Successor Fund on any Related Futures or Options Exchange at any time during the one-hour period that ends at the Close of Trading on that day.
(E)	The closure of the Relevant Stock Exchange or any Related Futures or Options Exchange with respect to such Fund or any Successor Fund prior to its Scheduled Closing Time unless the earlier closing time is announced by the Relevant Stock Exchange or Related Futures or Options Exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such Relevant Stock Exchange or Related Futures or Options Exchange, as applicable, and (2) the submission deadline for orders to be entered into the Relevant Stock Exchange or Related Futures or Options Exchange, as applicable, system for execution at the Close of Trading on that day.
(F)	The Relevant Stock Exchange or any Related Futures or Options Exchange with respect to such Fund or any Successor Fund fails to open for trading during its regular trading session.

For purposes of determining whether a Market Disruption Event has occurred with respect to a Fund:

(1)	“Close of Trading” means the Scheduled Closing Time of the Relevant Stock Exchange with respect to such Fund or any Successor Fund; and
(2)	the “Scheduled Closing Time” of the Relevant Stock Exchange or any Related Futures or Options Exchange on any Trading Day for such Fund or any Successor Fund means the scheduled weekday closing time of such Relevant Stock Exchange or Related Futures or Options Exchange on such Trading Day, without regard to after hours or any other trading outside the regular trading session hours.

Anti-dilution Adjustments Relating To A Fund; Alternate Calculation

Anti-dilution Adjustments

The Calculation Agent will adjust the Adjustment Factor with respect to a Fund as specified below if any of the events specified below occurs with respect to such Fund and the effective date or ex-dividend date, as applicable, for such event is after the Pricing Date and on or prior to the Calculation Day for such Fund.

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The adjustments specified below do not cover all events that could affect a Fund. The Calculation Agent may, in its sole discretion, make additional adjustments to any terms of this Security upon the occurrence of other events that affect or could potentially affect the market price of, or shareholder rights in, such Fund, with a view to offsetting, to the extent practical, any such change, and preserving the relative investment risks of this Security. In addition, the Calculation Agent may, in its sole discretion, make adjustments or a series of adjustments that differ from those described herein if the Calculation Agent determines that such adjustments do not properly reflect the economic consequences of the events specified herein or would not preserve the relative investment risks of this Security. All determinations made by the Calculation Agent in making any adjustments to the terms of this Security, including adjustments that are in addition to, or that differ from, those described herein, will be made in good faith and a commercially reasonable manner, with the aim of ensuring an equitable result. In determining whether to make any adjustment to the terms of this Security, the Calculation Agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on the affected Fund.

For any event described below, the Calculation Agent will not be required to adjust the Adjustment Factor for a Fund unless the adjustment would result in a change to such Adjustment Factor then in effect of at least 0.10%. The Adjustment Factor resulting from any adjustment will be rounded up or down, as appropriate, to the nearest one-hundred thousandth.

(A)	Stock Splits and Reverse Stock Splits

If a stock split or reverse stock split has occurred with respect to a Fund, then once such split has become effective, the Adjustment Factor for such Fund will be adjusted to equal the product of the prior Adjustment Factor for such Fund and the number of securities which a holder of one share (or other applicable security) of such Fund before the effective date of such stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

(B)	Stock Dividends

If a dividend or distribution of shares (or other applicable securities) of a Fund has been made by such Fund ratably to all holders of record of such shares (or other applicable security), then the Adjustment Factor for such Fund will be adjusted on the ex-dividend date to equal the prior Adjustment Factor for such Fund plus the product of the prior Adjustment Factor for such Fund and the number of shares (or other applicable security) of such Fund which a holder of one share (or other applicable security) of such Fund before the ex-dividend date would have owned or been entitled to receive immediately following that date; provided, however, that no adjustment will be made for a distribution for which the number of securities of such Fund paid or distributed is based on a fixed cash equivalent value.

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(C)	Extraordinary Dividends

If an Extraordinary Dividend (as defined below) has occurred with respect to a Fund, then the Adjustment Factor for such Fund will be adjusted on the ex-dividend date to equal the product of the prior Adjustment Factor for such Fund and a fraction, the numerator of which is the Closing Price per share (or other applicable security) of such Fund on the Trading Day preceding the ex-dividend date, and the denominator of which is the amount by which the Closing Price per share (or other applicable security) of such Fund on the Trading Day preceding the ex-dividend date exceeds the Extraordinary Dividend Amount (as defined below).

For purposes of determining whether an Extraordinary Dividend has occurred:

(1)	“Extraordinary Dividend” means any cash dividend or distribution (or portion thereof) that the Calculation Agent determines, in its sole discretion, is extraordinary or special; and
(2)	“Extraordinary Dividend Amount” with respect to an Extraordinary Dividend for the securities of a Fund will equal the amount per share (or other applicable security) of such Fund of the applicable cash dividend or distribution that is attributable to the Extraordinary Dividend, as determined by the Calculation Agent in its sole discretion.

A distribution on the securities of a Fund described below under the section entitled “—Reorganization Events” below that also constitutes an Extraordinary Dividend will only cause an adjustment pursuant to that “—Reorganization Events” section.

(D)	Other Distributions

If a Fund declares or makes a distribution to all holders of the shares (or other applicable security) of such Fund of any non-cash assets, excluding dividends or distributions described under the section entitled “—Stock Dividends” above, then the Calculation Agent may, in its sole discretion, make such adjustment (if any) to the Adjustment Factor as it deems appropriate in the circumstances. If the Calculation Agent determines to make an adjustment pursuant to this paragraph, it will do so with a view to offsetting, to the extent practical, any change in the economic position of a holder of this Security that results solely from the applicable event.

(E)	Reorganization Events

If a Fund, or any Successor Fund, is subject to a merger, combination, consolidation or statutory exchange of securities with another exchange traded fund, and such Fund is not the surviving entity (a “Reorganization Event”), then, on or after the date of such event, the Calculation Agent shall, in its sole

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discretion, make an adjustment to the Adjustment Factor for such Fund or the method of determining the Maturity Payment Amount or any other terms of this Security as the Calculation Agent determines appropriate to account for the economic effect on this Security of such event, and determine the effective date of that adjustment. If the Calculation Agent determines that no adjustment that it could make will produce a commercially reasonable result, then the Calculation Agent may deem such event a Liquidation Event (as defined below).

Liquidation Events

If a Fund is de-listed, liquidated or otherwise terminated (a “Liquidation Event”), and a successor or substitute exchange traded fund exists that the Calculation Agent determines, in its sole discretion, to be comparable to such Fund, then, upon the Calculation Agent’s notification of that determination to the Trustee and the Company, any subsequent Fund Closing Price for such Fund will be determined by reference to the Fund Closing Price of such successor or substitute exchange traded fund (such exchange traded fund being referred to herein as a “Successor Fund”), with such adjustments as the Calculation Agent determines are appropriate to account for the economic effect of such substitution on the holder of this Security.

If a Fund undergoes a Liquidation Event prior to, and such Liquidation Event is continuing on, the date that any Fund Closing Price of such Fund is to be determined and the Calculation Agent determines that no Successor Fund is available at such time, then the Calculation Agent will, in its discretion, calculate the Fund Closing Price for such Fund on such date by a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate such Fund, provided that if the Calculation Agent determines in its discretion that it is not practicable to replicate such Fund (including but not limited to the instance in which the sponsor of the relevant Underlying Index discontinues publication of that Underlying Index), then the Calculation Agent will calculate the Fund Closing Price for such Fund in accordance with the formula last used to calculate such Fund Closing Price before such Liquidation Event, but using only those securities that were held by such Fund immediately prior to such Liquidation Event without any rebalancing or substitution of such securities following such Liquidation Event.

If a Successor Fund is selected or the Calculation Agent calculates the Fund Closing Price as a substitute for a Fund, such Successor Fund or Fund Closing Price will be used as a substitute for such Fund for all purposes, including for purposes of determining whether a Market Disruption Event exists with respect to such Fund.

If any event is both a Reorganization Event and a Liquidation Event, such event will be treated as a Reorganization Event for purposes of this Security unless the Calculation Agent makes the determination referenced in the last sentence of the section entitled “—Anti-dilution Adjustments—Reorganization Events” above.

Alternate Calculation

If at any time the method of calculating a Fund or a Successor Fund, or the related Underlying Index, is changed in a material respect, or if a Fund or a Successor Fund is in any

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other way modified so that such Fund does not, in the opinion of the Calculation Agent, fairly represent the price of the securities of such Fund or such Successor Fund had such changes or modifications not been made, then the Calculation Agent may, at the close of business in New York City on the date that any Fund Closing Price is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a Closing Price of an exchange traded fund comparable to such Fund or such Successor Fund, as the case may be, as if such changes or modifications had not been made, and calculate the Fund Closing Price of such Fund and the Maturity Payment Amount with reference to such adjusted Closing Price of such Fund or such Successor Fund, as applicable.

Calculation Agent

The Calculation Agent will determine the Maturity Payment Amount. In addition, the Calculation Agent will (i) determine the Closing Values of the Market Measures under certain circumstances, (ii) determine if adjustments are required to the Closing Values of the Market Measures under the circumstances described in this Security, (iii) if publication of an Index is discontinued, select a Successor Equity Index or, if no Successor Equity Index is available, determine the Closing Value of that Index under the circumstances described in this Security, (iv) determine whether a Market Disruption Event or non-Trading Day has occurred, and (v) if a Fund undergoes a Liquidation Event, select a Successor Fund or, if no Successor Fund is available, determine the Fund Closing Price of such Fund.

The Company covenants that, so long as this Security is Outstanding, there shall at all times be a Calculation Agent (which shall be a broker-dealer, bank or other financial institution) with respect to this Security.

All determinations made by the Calculation Agent with respect to this Security will be at the sole discretion of the Calculation Agent and, in the absence of manifest error, will be conclusive for all purposes and binding on the Company and the Holder of this Security.

Tax Considerations

The Company agrees, and by acceptance of a beneficial ownership interest in this Security each Holder of this Security will be deemed to have agreed (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary), for United States federal income tax purposes to characterize and treat this Security as a prepaid derivative contract that is an “open transaction.”

Redemption and Repayment

This Security is not subject to redemption at the option of the Company or repayment at the option of the Holder hereof prior to January 27, 2021. This Security is not entitled to any sinking fund.

Acceleration

If an Event of Default, as defined in the Indenture, with respect to this Security shall occur and be continuing, the Maturity Payment Amount (calculated as set forth in the next sentence) of

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this Security may be declared due and payable in the manner and with the effect provided in the Indenture. The amount payable to the Holder hereof upon any acceleration permitted under the Indenture will be equal to the Maturity Payment Amount hereof calculated as provided herein as though the date of acceleration was the Calculation Day.

__________________

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature or its duly authorized agent under the Indenture referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[The remainder of this page has been left intentionally blank]

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

DATED:

WELLS FARGO & COMPANY

By:

Its:

Attest:

Its:

TRUSTEE’S CERTIFICATE OF

AUTHENTICATION

This is one of the Securities of the

series designated therein described

in the within-mentioned Indenture.

CITIBANK, N.A.,
as Trustee

By:
Authorized Signature

OR

WELLS FARGO BANK, N.A.,
as Authenticating Agent for the Trustee

By:
Authorized Signature

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[Reverse of Note]

WELLS FARGO  & COMPANY

MEDIUM-TERM NOTE, SERIES S

Due Nine Months or More From Date of Issue

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S &P 500® Index, the EURO STOXX 50® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due January 27, 2021

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an indenture dated as of February 21, 2017, as amended or supplemented from time to time (herein called the “Indenture”), between the Company and Citibank, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series of the Securities designated as Medium-Term Notes, Series S, of the Company. The amount payable on the Securities of this series may be determined by reference to the performance of one or more equity-, commodity- or currency-based indices, exchange traded funds, securities, commodities, currencies, statistical measures of economic or financial performance, or a basket comprised of two or more of the foregoing, or any other market measure or may bear interest at a fixed rate or a floating rate. The Securities of this series may mature at different times, be redeemable at different times or not at all, be repayable at the option of the Holder at different times or not at all and be denominated in different currencies.

The Securities are issuable only in registered form without coupons and will be either (a) book-entry securities represented by one or more Global Securities recorded in the book-entry system maintained by the Depositary or (b) certificated securities issued to and registered in the names of, the beneficial owners or their nominees.

The Company agrees, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest against a Holder of this Security.

Modification and Waivers

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected, acting together as a class. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of all series at

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the time Outstanding affected by certain provisions of the Indenture, acting together as a class, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with those provisions of the Indenture. Certain past defaults under the Indenture and their consequences may be waived under the Indenture by the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series. Solely for the purpose of determining whether any consent, waiver, notice or other action or Act to be taken or given by the Holders of Securities pursuant to the Indenture has been given or taken by the Holders of Outstanding Securities in the requisite aggregate principal amount, the principal amount of this Security will be deemed to be equal to the amount set forth on the face hereof as the “Face Amount” hereof. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

Defeasance

Section 403 and Article Fifteen of the Indenture and the provisions of clause (ii) of Section 401(1)(B) of the Indenture, relating to defeasance at any time of (a) the entire indebtedness on this Security and (b) certain restrictive covenants, upon compliance by the Company with certain conditions set forth therein, shall not apply to this Security. The remaining provisions of Section 401 of the Indenture shall apply to this Security.

Authorized Denominations

This Security is issuable only in registered form without coupons in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000.

Registration of Transfer

Upon due presentment for registration of transfer of this Security at the office or agency of the Company in the City of Minneapolis, Minnesota, a new Security or Securities of this series, with the same terms as this Security, in authorized denominations for an equal aggregate Face Amount will be issued to the transferee in exchange herefor, as provided in the Indenture and subject to the limitations provided therein and to the limitations described below, without charge except for any tax or other governmental charge imposed in connection therewith.

This Security is exchangeable for definitive Securities in registered form only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed within 90 days after the Company receives such notice or becomes aware of such ineligibility, (y) the Company in its sole discretion determines that this Security shall be exchangeable for definitive Securities in registered form and notifies the Trustee thereof or (z) an Event of Default with respect to the Securities represented hereby has occurred and is continuing. If this Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for definitive Securities in registered form, having the same date of issuance, Stated Maturity Date and other terms and of authorized denominations aggregating a like amount.

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This Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor. Except as provided above, owners of beneficial interests in this Global Security will not be entitled to receive physical delivery of Securities in definitive form and will not be considered the Holders hereof for any purpose under the Indenture.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Obligation of the Company Absolute

No reference herein to the Indenture and no provision of this Security or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Maturity Payment Amount at the times, place and rate, and in the coin or currency, herein prescribed, except as otherwise provided in this Security.

No Personal Recourse

No recourse shall be had for the payment of the Maturity Payment Amount, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

Defined Terms

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise defined in this Security.

Governing Law

This Security shall be governed by and construed in accordance with the law of the State of New York, without regard to principles of conflicts of laws.

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ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	--	as tenants in common

TEN ENT	--	as tenants by the entireties

JT TEN	--	as joint tenants with right
of survivorship and not
as tenants in common

UNIF GIFT MIN ACT --		Custodian
	(Cust)		(Minor)

Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

Please Insert Social Security or
Other Identifying Number of Assignee

(Please print or type name and address including postal zip code of Assignee)

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the within Security of WELLS FARGO  & COMPANY and does hereby irrevocably constitute and appoint __________________ attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated: _________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.

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